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                                                                Exhibit 4.12


                          FEDERATED INVESTORS PROGRAM
                                 FEE AGREEMENT



                         Dated as of October 24, 1997


                                    between


                             FEDERATED INVESTORS,
                                   as Parent


                                      and


                              PLT FINANCE, L.P.,
                            as Revolving Purchaser




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                              TABLE OF CONTENTS


                                                Page
                                                ----

ARTICLE I  RULES OF CONSTRUCTION; DEFINITIONS

    1.01.   Rules of Construction...............  1
    1.02.   Definitions.........................  1

ARTICLE II  FEE

    2.01.   Fee.................................  2
    2.02.   Payment.............................  2
    2.03.   Certain Understandings..............  2

ARTICLE III  MISCELLANEOUS

    3.01.   Modifications in Writing............  2
    3.02.   Notices.............................  2
    3.03.   Binding Effect, Assignment..........  2
    3.04.   Governing Law.......................  3
    3.05.   Severability of Provisions..........  3

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                          FEDERATED INVESTORS PROGRAM
                                 FEE AGREEMENT


          FEDERATED INVESTORS PROGRAM FEE AGREEMENT, dated as of October 24, 1997 (this "Agreement"), among FEDERATED INVESTORS (the "Parent") and PLT Finance, L.P. (the "Revolving Purchaser").

                             W I T N E S S E T H:

          WHEREAS, the Parent and the Revolving Purchaser are parties to that certain Federated Investors Program Master Agreement dated as of the date hereof with the Parent, the Seller, the Revolving Purchaser, and the "Distributor," "Transferor," "Funding and Collection Agent," "Initial Purchaser" and "Program Administrator," each as defined therein (the "Master Agreement") relating to the program contemplated thereby (the "Program");

          WHEREAS, the Seller and the Revolving Purchaser are also parties to the Revolving Purchase Agreement; and

          WHEREAS, the Parent and the Revolving Purchaser wish to set forth their understandings relating to the Fee as hereinafter defined;

          NOW, THEREFORE, in consideration of the foregoing premises, and the mutual covenants and agreements herein contained, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:


                                   ARTICLE I

                      RULES OF CONSTRUCTION; DEFINITIONS

          Section 1.01.  Rules of Construction.  The rules of construction set
                         ---------------------
forth in Schedule X to the Master Agreement shall be applied to this Agreement.

          Section 1.02. Definitions.  Capitalized terms not expressly defined
                        -----------
herein, which are defined in Schedule X to the Master Agreement or in the Revolving Purchase Agreement (defined as hereinafter provided), shall have the same meanings herein as in said Schedule X or Revolving Purchase Agreement.


                                  ARTICLE II

                                      FEE

          Section 2.01.  Fee.  In consideration of the undertaking of the Parent
                         ---
pursuant to the Master Agreement to cause each Advisor to manage each Fund in accordance with its
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Fundamental Investment Objectives and Policies in effect from time to time, the
Revolving Purchaser agrees to pay to the Parent the Fee.

          Section 2.02.  Payment.  The Placement Component shall be payable on
                         -------
the twelve month anniversary of the Placement Determination Date for the related Placement. The Program Collection Component shall be payable on each Monthly Settlement Date.


          Section 2.03.  Certain Understandings.  Nothing in this Agreement
                         ----------------------
shall be construed as making the Parent a partner of, joint venturer with or employee of the Revolving Purchaser. All payments hereunder shall be deemed payments to an independent contractor.


                                  ARTICLE III

                                 MISCELLANEOUS

          Section 3.01.   Modifications in Writing.  This Agreement and any term
                         -------------------------
or provision hereof may only be amended, modified or waived by a written instrument executed by the parties hereto and by any additional Persons whose execution is required pursuant to Section 9.01 of the Master Agreement.

          Section 3.02.  Notices.  All notices, demands, instructions and other
                         --------
communications required or permitted to be given to or made upon any party hereto shall be given or made in accordance with Section 9.03 of the Master Agreement.

          Section 3.03.  Binding Effect; Assignment.  This Agreement shall be
                         --------------------------
binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. No party shall assign any of its rights or obligations hereunder without the prior written consent of the other parties hereto and of any additional Persons whose consent is required pursuant to
Section 9.07 of the Master Agreement; provided that the Purchaser's right, title and interest in, to and under this Agreement, including all of the Revolving Purchaser's right, title and interest in and to Purchased Portfolio Assets may be assigned as contemplated by the Program Documents without the consent of the Seller.

          Section 3.04.  Governing Law.  THIS AGREEMENT SHALL BE DEEMED TO BE A
                         -------------
CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK AND FOR ALL PURPOSES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF SAID STATE, WITHOUT REGARD TO THE CONFLICT OF LAWS PROVISIONS THEREOF.

          Section 3.05.  Severability of Provisions.  Any provisions of this
                         ---------------------------
Agreement which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.


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          IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the day and date first above written.

                              FEDERATED INVESTORS,
                                as Parent


                              By: /s/ Denis McAuley
                                 -----------------------------
                              Name:  Denis McAuley
                              Title: Vice President


                              PLT FINANCE, L.P.
                                BY:  PLT FINANCE, INC., as General Partner


                              By: /s/ William P. Henson
                                 -----------------------------
                              Name:  William P. Henson
                              Title: Vice President and Treasurer